Exhibit 5.2

[Letterhead of Derrick & Briggs, LLP]

September 27, 2018

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re:	Chesapeake Energy Corporation
- Senior Notes Offering

Ladies and Gentlemen:

We serve as Oklahoma counsel to Chesapeake Energy Corporation, an Oklahoma corporation (the “Issuer”), and the direct or indirect wholly-owned subsidiaries of the Issuer domiciled in Oklahoma, which are listed on the attached Exhibit A (the “Covered Guarantors” and together with the Issuer, each a “Company”, and collectively, the “Companies”) in connection with the issuance by the Issuer of $850,000,000 aggregate principal amount of the Issuer’s 7.00% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of the Issuer’s 7.50% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Offered Securities”) under (a) the Registration Statement No. 333-219649 on Form S-3 (the “Initial Registration Statement”) filed on August 3, 2017, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and (b) the related prospectus of the Issuer dated August 3, 2017, as supplemented by the prospectus supplement of the Issuer relating to the sale of the Offered Securities dated September 25, 2018 (as so supplemented, the “Prospectus”). Capitalized terms not otherwise defined in this Opinion Letter have the meanings ascribed in the Registration Statement. At your request, this Opinion Letter is being furnished to you for filing as Exhibit 5.2 to the Current Report of the Issuer on Form 8-K to be filed with the Commission on or about this date (the “Form 8-K”).

The Issuer is selling the Offered Securities under the terms of an Underwriting Agreement dated as of September 25, 2018 (the “Underwriting Agreement”), between the Issuer, the Guarantors, the several underwriters named in the Underwriting Agreement (the “Underwriters”), and Goldman Sachs & Co., LLC, as Representative of the Underwriters (the “Representative”).

The Offered Securities are to be issued under an Indenture, dated as of April 24, 2014 (the “Base Indenture”), between the Issuer, the Guarantors and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Eighth Supplemental Indenture, to be dated as of September 27, 2018 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”), establishing the terms of the 2024 Notes, and the Ninth Supplemental Indenture, to be dated as of September 27, 2018 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”), establishing the terms of the 2026 Notes. The 2024 Notes Indenture and the 2026 Notes Indenture are collectively referred to as the “Indentures”.

Chesapeake Energy Corporation

September 27, 2018

The Offered Securities are guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by each of the Covered Guarantors and other subsidiary guarantors (such other subsidiary guarantors, collectively with the Covered Guarantors, the “Subsidiary Guarantors”) as set forth in the Indentures.

We are providing this Opinion Letter to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In preparing this Opinion Letter, we have examined (i) the certificate of incorporation, bylaws, articles of organization, operating agreement, certificate of limited partnership, partnership agreement or similar organic document (the “Organizational Documents”) of each Company, (ii) the Registration Statement and its exhibits, (iii) the Base Indenture and forms of the Eighth Supplemental Indenture and Ninth Supplemental Indenture, and (iv) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and of officers and representatives of each of the Companies as we have deemed appropriate as a basis for our opinions.

We have assumed: (i) the genuineness of any signatures on all documents we have reviewed; (ii) the legal capacity of natural persons who have executed all documents we have reviewed; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted as copies and the authenticity of the originals of such copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed and relied upon; (vi) the accuracy, completeness and authenticity of certificates of public officials; (vii) that the Registration Statement and the Organizational Documents of the Companies, each as amended to this date, will not have been amended after this date in a manner that would affect the validity of our opinions; and (viii) that the Underwriting Agreement will constitute the valid and legally binding obligation of each Company that is a party to the Underwriting Agreement, enforceable against such Company in accordance with its terms. We have relied upon a certificate and other assurances of officers of the Companies as to factual matters without having independently verified such factual matters.

We have further assumed that:

(i) The Registration Statement, and any amendments (including post-effective amendments), has become effective and complies with applicable law;

(ii) The Prospectus (as supplemented) complies with applicable law and has been prepared and filed with the Commission describing the Offered Securities offered at such time; and

Chesapeake Energy Corporation

September 27, 2018

(iii) The Offered Securities will be issued and sold in compliance with Federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

Our opinions are limited to matters governed by the laws of the State of Oklahoma, and we express no opinion as to the laws of any other jurisdiction or as to the effect of or compliance with any state securities or blue sky laws. We note that the Issuer and the Covered Guarantors are formed under the laws of the State of Oklahoma. Certain Subsidiary Guarantors are formed under the laws of other jurisdictions, and our opinions do not cover these Subsidiary Guarantors.

Based upon the foregoing and on such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth in this Opinion Letter and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1. The Issuer (a) is validly existing as a corporation under the laws of the State of Oklahoma, (b) is in good standing under such laws, (c) has the corporate power and authority under such laws and has taken all necessary corporate action under such laws to issue the Offered Securities and to execute and deliver, and incur and perform all of its obligations under, the Offered Securities and the Indentures.

2. Each Covered Guarantor (a) is validly existing as a corporation, limited liability company or limited partnership, as indicated in Exhibit A, under the laws of the State of Oklahoma, (b) is in good standing under such laws, and (c) has the corporate, limited liability company or limited partnership power and authority under such laws and has taken all necessary corporate, limited liability company or limited partnership action under such laws to issue a Guarantee under the guarantee provisions of the Indentures.

Baker & Botts L.L.P. may rely upon this Opinion Letter as if it were addressed to them.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this Opinion Letter as an exhibit to the Form 8-K. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the applicable rules and regulations of the Commission.

Very truly yours,

/s/ Derrick & Briggs, LLP

Exhibit A

List of Covered Guarantors

Name	Entity Type
Chesapeake AEZ Exploration, L.L.C.	limited liability company
Chesapeake Appalachia, L.L.C.	limited liability company
Chesapeake E&P Holding, L.L.C.	limited liability company
Chesapeake Energy Louisiana Corporation	corporation
Chesapeake Energy Marketing, L.L.C.	limited liability company
Chesapeake Exploration, L.L.C.	limited liability company
Chesapeake Land Development Company, L.L.C.	limited liability company
Chesapeake Louisiana, L.P.	limited partnership
Chesapeake Midstream Development, L.L.C.	limited liability company
Chesapeake NG Ventures Corporation	corporation
Chesapeake Operating, L.L.C.	limited liability company
Chesapeake Plains, LLC	limited liability company
Chesapeake Royalty, L.L.C.	limited liability company
Chesapeake VRT, L.L.C.	limited liability company
Chesapeake-Clements Acquisition, L.L.C.	limited liability company
Compass Manufacturing, L.L.C.	limited liability company
EMLP, L.L.C.	limited liability company
Empress, L.L.C.	limited liability company
GSF, L.L.C.	limited liability company
MC Louisiana Minerals, L.L.C.	limited liability company
MC Mineral Company, L.L.C.	limited liability company
MidCon Compression, L.L.C.	limited liability company
Nomac Services, L.L.C.	limited liability company
Winter Moon Energy Corporation	corporation